                                   EXHIBIT 11


                          HAGGAR CORP. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        Three Months Ended             Six Months Ended
                                                             March 31,                       March 31,
                                                       ---------------------         -----------------------
                                                         1997         1996             1997          1996
                                                       -------      --------         --------       --------
Net income to common stockholders                      $   440      $  1,584         $  1,823       $  2,588

Weighted average common shares and common
  share equivalents outstanding                          8,552         8,551            8,552          8,551
                                                       -------      --------         --------       --------
Net income per common share and common share
  equivalents                                          $  0.05      $   0.19         $   0.21       $   0.30
                                                       -------      --------         --------       --------
                                                       -------      --------         --------       --------
Computation of weighted average common shares
  and common share equivalents outstanding:

Weighted average common shares outstanding               8,551         8,551            8,551          8,551

Shares equivalents, due to stock options                     1             -                1              -
                                                       -------      --------         --------       --------
                                                         8,552         8,551            8,552          8,551
                                                       -------      --------         --------       --------
                                                       -------      --------         --------       --------




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